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                                                                    EXHIBIT 10.3

                               LICENSE AGREEMENT
                               -----------------
                              Dated April 5, 2000

     THIS LICENSE AGREEMENT (this "Agreement") is between ZD Inc. (hereinafter "Licensor"), a Delaware corporation having offices at 28 East 28th Street, New York, NY 10016 and Ziff Davis Publishing Holdings Inc. (hereinafter "Licensee"), a Delaware corporation having offices at 227 West Monroe Street, Chicago, IL 60606.

     WHEREAS, as between Licensor and Licensee, Licensor is the owner of the full right, title and interest in and to the mark ZD and the ZD logo illustrated on Exhibit A attached hereto and made a part hereof (the "ZD Logo") (hereinafter, collectively the "Marks").

     WHEREAS, ZD Inc. and ZD Holdings (Europe) Ltd. have entered into that certain Purchase Agreement (the "Purchase Agreement"), dated as of December 6, 1999, with Ziff Davis Media Inc. (formerly known as WS-ZD Acquisition, Inc.) ("Ziff Davis Media"), whereby Ziff Davis Media is acquiring certain assets and assuming certain liabilities, all on the terms and subject to the conditions set forth in the Purchase Agreement.

     WHEREAS, Licensee is entering into this Agreement with Licensor pursuant to
Section 6.1 of the Purchase Agreement as a wholly owned subsidiary of Ziff Davis Media.

     WHEREAS, Licensee wishes to use the Marks in connection with printed computer and technology periodicals (including magazines, newspapers and newsletters) (hereinafter the "Publications") as an acronym for the house mark "Ziff-Davis";

     WHEREAS, Licensor wishes to license Licensee to use the Marks on the Publications on the terms and conditions hereof;

     In consideration of the mutual covenants and promises herein provided, the parties agree as follows:

     1.   Grant of License.  Licensor hereby grants to Licensee, subject to the
          ----------------
terms and conditions of this Agreement, an exclusive, perpetual, irrevocable, worldwide, non-transferable, royalty-free license to use the Marks during the term of this Agreement in connection with the Publications, and on advertising and promotional materials related to the Publications bearing the Marks. The Marks may only be used on print materials and may not be used or appear in any other medium, including, without limitation, television, the World Wide Web, the Internet, or online, provided, however, the Marks may appear (x) in other media if they are part of the cover or another page of a Publication that is displayed in such other media and (y) in Alternative Electronic Versions (as defined in
Section 3(i)(z) of the License Agreement between Ziff-Davis Inc. and Ziff Davis Media dated this same date (the "ZDNet License Agreement")), provided that the Marks shall appear
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in that electronic version in locations substantially equivalent to the locations that the Marks appear in that Publication in print. All rights not expressly granted herein are reserved to Licensor, including the right to create derivative versions of the Marks and to use those derivative marks (e.g., ZDU,
                                                                    ----
ZDU logo, ZDTV, ZDTV logo) in all media but not in print periodical magazines and newspapers. Notwithstanding any of the foregoing, (i) Licensor shall have the right to use derivative versions of the Marks including ZDNet for print newsletters, programming guides, advertisements, promotional materials, books, course materials, materials which complement the use of those derivative marks in other media and similar materials, (ii) during the period of the ZDNet License Agreement, Licensor may use the mark ZDNet in print in connection with Computer Shopper magazine (and its special editions, including the Publication launched by Computer Shopper under the name eshopper (the name of which shall be changed to a different name) and including changing the name of Computer Shopper to ZDNet magazine) and (iii) after the fourth anniversary of this date, Licensor may use the ZDNet mark without restrictions in print. Licensor shall not use the mark ZD or the ZD Logo by themselves (i.e., without some additional element) in any media.

     2.   Value, Ownership and Use of the Marks: Quality Control.
          ------------------------------------------------------

     (a) Licensee acknowledges that great value is placed on the Marks and the goodwill associated therewith and agrees not to challenge or contest Licensor's ownership of the Marks anywhere in the world, or the validity of the license granted under this Agreement. Nothing in this Agreement or in the performance thereof, or that might otherwise be implied by law, shall operate to grant Licensee any right, title or interest in or to the Marks other than as specified in the license grant herein.

     (b) Licensee agrees to maintain the quality of all aspects of the Publications (including any Alternative Electronic Versions)(e.g., editorial content, production, advertising, etc.) at a level that is at least commensurate with the quality of printed periodicals distributed by Licensor immediately prior to the date of this Agreement. During the term of this Agreement, all use of the Marks shall be in accordance with the guidelines attached hereto as Exhibit A, as it may be reasonably amended by Licensor from time to time upon notice to Licensee (the "Guidelines").

     (c) Licensee shall provide to Licensor use dates, use specimens and other similar information relating to Licensee's use of the Marks as necessary to maintain registration therefor, as and when reasonably requested by Licensor. Licensee shall remedy any deficiencies in its use of the Marks and/or the quality of the Publications (including any Alternative Electronic Versions) and related advertising and promotional materials upon notice from Licensor.

     (d) Licensee shall use the Marks only in a form and manner that is consistent with proper trademark usage and the Guidelines and only with the symbols, notices and legends stated in Exhibit A as it may be reasonably amended from time to time by Licensor upon notice to Licensee. Until the earlier of the fourth anniversary of this date and the termination of the ZDNet License Agreement, Licensee may at its option use the "ZD" mark in the form of the ZD Logo; following that, Licensee shall, within six months following receipt of Licensor's notice received on or after 42

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months from the date of this Agreement, cease all use of the ZD Logo and shall use the "ZD" mark only with another logo which shall not be confusingly similar to the ZD Logo, it being understood that both parties will use the letters "ZD."

     (e) Licensee understands, accepts and agrees that its usage of the Marks shall inure solely to the benefit of Licensor. Licensee hereby assigns and shall assign in the future to Licensor all fights it may acquire by operation of law or otherwise in the Marks, including, without limitation, all applications or registrations therefore, along with the goodwill associated therewith.

     (f) Licensee shall not knowingly do anything that is inconsistent with or impairs the validity of the Marks, or that infringes, derogates, dilutes or is inconsistent with or impairs the Marks or Licensor's ownership of the Marks or which is detrimental to the reputation of the Marks or Licensor and shall cooperate with and reasonably assist Licensor, if such cooperation and assistance is requested, at Licensor's expense, in protecting and maintaining Licensor's rights in the Marks, including, without limitation, in any efforts of Licensor to register the Marks and/or record this Agreement. In the event that Licensee unknowingly does anything that is inconsistent with or impairs the validity of the Marks, or that infringes, derogates, dilutes or is inconsistent with or impairs the Marks or Licensor's ownership of the Marks or which is detrimental to the reputation of the Marks or Licensor, upon notice from Licensor, Licensee shall promptly cease such activity.

     (g) Without limiting the generality of anything in this paragraph 2 or Exhibit A, Licensee specifically agrees that it shall not use the Marks, or any name, mark or logo confusingly similar to either of the Marks, in any corporate, business or trade name or in or on any electronic or online media, product or service, whether now known or hereafter devised, except for the Publications (including any Alternative Electronic Versions), and shall not file any trademark applications or other indicia of ownership anywhere in the world for either of the Marks or any confusingly similar name, mark or logo, or any name, mark or logo incorporating either of the Marks.

     (h) Licensee shall not advertise, market or publicize the Publications in a manner suggesting Licensor's sponsorship or endorsement of the Publications, other than the use of the Marks as contemplated herein.

     (i) "Ziff" Mark. Licensor agrees that it shall not use nor claim any rights in, whether arising from use, purchase or otherwise, the "Ziff" name, including without limitation for trademarks, service marks, logos and domain names.

     3.   Sublicense.  Licensee may sublicense the rights to use the Marks
          ----------
granted therein in connection with its license of foreign or other editions of one of its Publications. In the event of any such sublicense, the sublicensee shall be bound by the terms and conditions of this Agreement and Licensee shall be liable for any breach by the sublicensee of such terms and conditions.

     4.   Infringement of the Marks; Prosecution and Maintenance of Marks.
          ---------------------------------------------------------------

                                      -3-
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     (a)  Licensee shall notify Licensor in writing of any infringement or imitations by others of the Marks which may come to Licensee's attention, and Licensor shall have fifteen (15) business days to determine whether it shall take action on account of any such infringements or imitations. Any action which Licensor takes against a third party on account of any such infringement or imitation shall be at Licensor's expense and any final award granted or any settlement made shall be paid to Licensor, and Licensee shall have no claim to such award or settlement. In the event that Licensor does not take any action within such fifteen (15) business day period, or if Licensor begins to take action against such infringement or imitation but later abandons such action, Licensee may institute any suit or take any action on account of any such suspected infringements or imitations at its own expense and any final award shall be paid to Licensee, provided, that (i) Licensee may not settle any litigation involving the Marks in any way that limits the validity or rights of Licensor in the Marks, without Licensor's prior written consent, and (ii) Licensee agrees to indemnify and defend and hold harmless Licensor from all liability, damages, loss, cost or expense (including but not limited to reasonable attorneys' fees and expenses) arising from Licensee's institution of such suit or action. Each party shall cooperate with the other party, at such other party's expense, whenever a party takes any action against a suspected infringing or imitating party.

     (b) Licensor, at its own expense, shall use reasonable efforts to prosecute and maintain in full force and effect the registrations and applications included among the Marks, except where Licensor shall notify Licensee of a decision not to continue prosecution of any such application or not to otherwise maintain any such Mark in force. In the event of such notification, Licensee shall have the right to pursue or maintain any such registration or application with Licensor's consent, which consent shall not be unreasonably withheld, and, if Licensor so elects, such registration or application shall be assigned to Licensor. Licensor and Licensee shall cooperate with and assist each other in the provision of documents and information in connection with any such registration or application as reasonably necessary to effectuate the procurement and maintenance rights and obligations set forth in this section.

     5.   Term.
          ----

     (a) This Agreement shall commence on the date set forth above and shall continue thereafter unless terminated in accordance with this Agreement (the "Term").

     (b) In the event that Licensee ceases to use the Marks in connection with the Publications for a period of more than 18 months, Licensor may request by notice that the Licensee within the next 120 days use the Marks in ways sufficient to avoid abandonment and supply Licensor with evidence of such use. If Licensor fails to so use the Marks and provide such evidence of use within such 120 days, Licensor shall have the right to use the Marks by themselves (i.e., the ZD Marks and ZD Logo) on the World Wide Web, the Internet, or online
 ----
and, to the extent necessary to avoid abandonment, in print; provided, however, that should Licensee resume use of the Marks in print, it shall notify Licensor and Licensor shall promptly discontinue its use of the Marks in print.

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     (c)  Upon termination of this Agreement, whether pursuant to this paragraph
5 or otherwise, Licensee shall cease and refrain from all use of the Marks and any name, mark or design confusingly similar to either of the Marks.

     (d) In the event of a breach of this Agreement by either party, the other party may pursue all available equitable and legal remedies (including without limitation injunctive relief and monetary damages) but in no event shall the license granted herein terminate because of either party's breach of its obligations under this Agreement.

     6.   Warranty and Indemnification. Licensee agrees to indemnify Licensor
          ----------------------------
and to save it harmless against all actions, claims, costs, damages or expenses which may be brought or made against or incurred by Licensor as a result of or in any way connected with (i) Licensee's conduct of its business, (ii) the publication, marketing, promotion and distribution of the Publications, including, without limitation, third-party claims of libel, invasion of privacy or infringement of copyright based on material published in the Publications, or
(iii) Licensee's use of the Marks. Licensee acknowledges that Licensor makes no representations or warranties to Licensee with respect to the Marks and Licensee accepts the license granted herein with such understanding. Licensor agrees to indemnify Licensee and to save it harmless against all actions, claims, costs, damages or expenses which may be brought or made against or incurred by Licensee as a result of or in any way connected with the infringement of third party trademark rights as a result of Licensor's use of its marks.

     7.   Limitation of Liability.  EXCEPT FOR ANY INDEMNIFICATION LIABILITY
          -----------------------
ARISING UNDER SECTION 6 HEREIN, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

     8.   No Public Statements.  Neither party may make any public statements or
          --------------------
disclosures concerning this Agreement or its terms to any medium except with the prior approval of both parties or as required by law or the rules of any applicable stock exchange or any governmental agency.

     9.   Notices.  Notices shall be in writing, sent either by hand, by
          -------
certified mail, return receipt requested, postage prepaid, or by Airborne or other recognized overnight delivery service, all delivery changes prepaid and addressed to Licensor and Licensee as follows:

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If to Licensor:          ZD Inc.
                         28 East 28th Street
                         New York, NY 10016
                         Attention:   President
                                      General Counsel
                         Fax No.: (212) 503-3581

If to Licensee:          WS-ZD Acquisition, Inc.
                         c/o Willis Stein & Partners II, L.P.
                         227 West Monroe Street
                         Chicago, IL 60606
                         Attention:   President
                                      General Counsel
                         Fax No.: (312) 422-2418

     or to such other persons or addresses as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof). A notice shall be deemed to have been delivered (i) upon receipt of such notice by the receiving party in the event such notice is delivered by hand, (ii) three (3) business days following the deposit of such notice in the mail if such notice is being delivered by mail, and (iii) one business day following the deposit of such notice with an overnight delivery service.

     10.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York, without regard to its choice of law provisions.

     11.  Severability.  In the event that one or more provisions of this
          ------------
Agreement shall at any time be found to be invalid or otherwise rendered unenforceable, such provision or provisions shall be severable from this Agreement, so that the validity or enforceability of the remaining provisions of this Agreement shall not be affected.

     12.  No Waiver.  Failure of the parties at any time to insist upon strict
          ---------
performance of any term, condition or covenant shall not be deemed a waiver of its right at any time thereafter to insist on strict performance.

     13.  Entire Agreement.  This Agreement expresses all the rights, duties and
          ----------------
obligations between the parties relating to its subject matter, and it may not be modified or amended except in a writing signed by both parties.

     14.  No Agency.  This Agreement shall not be so construed as to constitute
          ---------
either party the agent or representative of the other for any purpose whatsoever, and each party agrees that it has no authority to assume or to incur any obligation or responsibility, expressed or implied, for, or on

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behalf of, or in the name of, the other, or to bind, or attempt to bind, the other in any manner or thing whatsoever.

     15.  Successors and Assigns.  This Agreement shall be deemed to inure to
          ----------------------
the benefit of and to bind the parties hereto and their respective successors and permitted assigns.

     16.  Further Instruments.  Licensee agrees to execute such further
          -------------------
documents and take such further steps as may be reasonable requested by Licensor to further the purposes of this Agreement.

     17.  Survival.  Paragraphs 2, 6, 7, 8, 9 and 11, and any other provisions
          --------
which by their terms or sense are intended to survive the expiration or termination of this Agreement, shall survive the expiration or termination of this Agreement.

     18.  Assignability.  Except as part of a merger or the sale of all or
          -------------
substantially all of the Publications, Licensee shall not assign or transfer this agreement or its rights or obligations hereunder without the prior written consent of the Licensor, which consent shall not be unreasonably withheld.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above.

                                             ZD INC.



                                             By: /s/ J. Malcolm Morris
                                                 Name: J. Malcolm Morris
                                                 Title: Sr. Vice President



                                             ZIFF DAVIS PUBLISHING HOLDINGS INC.



                                             By: /s/ Daniel H. Blumenthal
                                                 Name: Daniel H. Blumenthal
                                                 Title: President

                                      -8-
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above.

                                             ZD INC.



                                             By: _______________________________
                                                 Name:
                                                 Title:



                                             ZIFF DAVIS PUBLISHING HOLDINGS INC.



                                             By: /s/ Daniel H. Blumenthal
                                                 Name: Daniel H. Blumenthal
                                                 Title: President

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                                   EXHIBIT A
                             Trademark Guidelines

     All terms used in this Exhibit A that are defined in the Agreement shall have the meaning ascribed to them in the Agreement.

     1. The Marks licensed under the Agreement shall mean the "ZD" mark and the "ZD" logo. The Marks licensed under the Agreement shall be used strictly in accordance with the specifications set forth in the Agreement and below.

     2. The "ZD" mark shall not be enclosed in any way by a border or combined with or incorporated with or in any other words or marks, or modified in any other way. The "ZD" mark shall be of sufficient size and on an appropriately contrasting background to make all words plainly legible.

     3. Licensee will use commercially diligent efforts to use the "ZD" mark only as a brand or an adjective followed by the common generic term for the mark, e.g., the "ZD magazine" and shall not use the "ZD" mark in the possessive.

     4. Whenever reasonable in the context of a particular use of the Marks, Licensee shall identify such trademark as being used under license from Licensor.

     5. The Marks must include the (R) or symbol, (TM) as designated by Licensor, and the following notice: "ZD and the ZD logo are either registered trademarks or trademarks of ZD Inc. in the United States and/or other countries."

     These guidelines may be reasonably amended by Licensor from time to time upon at least 180 days written notice to Licensee, subject to Licensee's consent, which shall not be unreasonably withheld.

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